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                                                                    Exhibit 99.1


[ICU LOGO]  ICU MEDICAL, INC.


           ICU MEDICAL, INC. RAISES 2006 EARNINGS TARGETS AND REPORTS
                        SECOND QUARTER EARNINGS RESULTS


SAN CLEMENTE, CALIF., JULY 18, 2006 - ICU MEDICAL, INC., (Nasdaq: ICUI), a leading low cost manufacturer of safe medical connectors, custom medical products and critical care devices, today announced results for the second quarter ended June 30, 2006.

Second quarter revenue was $51.4 million, a 26% increase as compared to $40.7 million in the same period last year. Net income increased 33% to $6.3 million, or $0.40 per diluted share, as compared to $4.7 million, or $0.31 per diluted share, in the second quarter of 2005.

For the six-months ended June 30, 2006, the Company earned $12.7 million, or $0.82 per diluted share, on revenues of $100.2 million, as compared to net income of $9.2 million, or $0.61 per diluted share, on revenues of $67.8 million for the six-months ended June 30, 2005.

"We are encouraged by our better than expected revenue and earnings results in the second quarter," said Frank O'Brien, ICU Medical's Chief Financial Officer. "Our gross margins on product sales improved to 44% in the second quarter from 42% in the first quarter and our manufacturing relocation to Salt Lake City and Mexico continues to be on plan and, as of today, is approximately 40% complete. All channels experienced increased sales growth, particularly International which grew 66%."

Operating cash flows were $14.4 million for the first six months of 2006. As of June 30, 2006, cash and investments totaled $100.5 million and working capital rose to $140.4 million.

Based on results to date and expectations for the remainder of 2006, the Company is raising its revenue and earnings targets for the full year. The company now is targeting sales of $195 million and diluted earnings per share of $1.65 for 2006.

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The Company will be conducting a conference call concerning its second quarter ended June 30, 2006 results at 1:30 p.m. PST (4:30 p.m. EST) on Tuesday, July 18, 2006 which can be accessed at 800-901-5248, passcode 45801025 or by replay at 888-286-8010, passcode 36966844. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay. Certain information provided as part of that call will be provided on the Company's website at www.icumed.com within 48 hours of this announcement.

THE FOREGOING STATEMENT CONCERNING MANAGEMENT'S EXPECTATION WITH RESPECT TO FUTURE RESULTS IS A FORWARD LOOKING STATEMENT BASED UPON THE BEST INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND ASSUMPTIONS MANAGEMENT BELIEVES ARE REASONABLE, BUT MANAGEMENT DOES NOT INTEND THE STATEMENT TO BE A REPRESENTATION AS TO FUTURE RESULTS. FUTURE RESULTS ARE SUBJECT TO RISKS AND UNCERTAINTIES, INCLUDING THE MOST RECENT 10-Q. ACTUAL RESULTS IN THE FUTURE MAY DIFFER MATERIALLY FROM MANAGEMENT'S CURRENT EXPECTATIONS.


Contact:      Francis J. O'Brien
              Chief Financial Officer
              ICU Medical, Inc.
              (949) 366-2183

              John F. Mills
              Managing Director
              Integrated Corporate Relations
              (310) 395-2215

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                                               ICU MEDICAL, INC.
                                  Condensed Consolidated Statements of Income
                       (all dollar amounts in thousands, except share and per share data)
                                                  (unaudited)


                                               Three Months Ended June 30,          Six Months Ended June 30,
                                             ------------------------------      ------------------------------

                                                 2006              2005              2006              2005
                                             ------------      ------------      ------------      ------------

REVENUES:
     Net sales                               $     50,891      $     40,116      $     98,348      $     65,779
     Other                                            534               577             1,858             1,999
                                             ------------      ------------      ------------      ------------
TOTAL REVENUE                                      51,425            40,693           100,206            67,778

COST OF GOODS SOLD                                 28,351            24,360            55,782            36,220

                                             ------------      ------------      ------------      ------------
        Gross profit                               23,074            16,333            44,424            31,558
                                             ------------      ------------      ------------      ------------

OPERATING EXPENSES:
     Selling, general and administrative           12,236             9,606            22,827            17,629
     Research and development                       2,335             1,004             3,904             1,678

                                             ------------      ------------      ------------      ------------
        Total operating expenses                   14,571            10,610            26,731            19,307
                                             ------------      ------------      ------------      ------------

        Income from operations                      8,503             5,723            17,693            12,251

OTHER INCOME                                        1,197               986             1,958             1,574
                                             ------------      ------------      ------------      ------------

        Income before income taxes
             and minority interest                  9,700             6,709            19,651            13,825

PROVISION FOR INCOME TAXES                          3,543             2,095             7,271             4,866
MINORITY INTEREST                                    (135)             (125)             (278)             (197)
                                             ------------      ------------      ------------      ------------

NET INCOME                                   $      6,292      $      4,739      $     12,658      $      9,156
                                             ============      ============      ============      ============

NET INCOME PER SHARE
        Diluted                              $       0.40      $       0.31      $       0.82      $       0.61

WEIGHTED AVERAGE NUMBER OF SHARES
        Diluted                                15,571,367        15,080,689        15,490,707        14,939,345

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                                     ICU MEDICAL, INC.
                Summary Consolidated Balance Sheet Data (all dollar amounts
                             in thousands, except share data)


                                          ASSETS

                                                                 6/30/06         12/31/05
                                                               -----------     -----------
                                                               (UNAUDITED)

CURRENT ASSETS:
     Cash and liquid investments                               $   100,467     $    86,742
     Accounts receivable, net                                       26,732          23,644
     Inventories                                                    18,549          15,435
     Prepaid and deferred income taxes                               6,216           7,241
     Other current assets                                            4,967           4,700
                                                               -----------     -----------
                Total current assets                               156,931         137,762
                                                               -----------     -----------

PROPERTY AND EQUIPMENT, NET                                         57,602          52,194
OTHER ASSETS                                                        13,358          14,581
                                                               -----------     -----------
                                                               $   227,891     $   204,537
                                                               ===========     ===========

                           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES                                            $    16,533     $    13,887
DEFERRED INCOME TAXES                                                  352             529
MINORITY INTEREST                                                      645             923

STOCKHOLDERS' EQUITY
     14,462,660 common shares outstanding at June 30, 2006         210,361         189,198
                                                               -----------     -----------
                                                               $   227,891     $   204,537
                                                               ===========     ===========

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                                         ICU MEDICAL, INC.
                           Summary Consolidated Statements of Cash Flows
                                 (all dollar amounts in thousands)
                                            (unaudited)


                                                                           SIX MONTHS ENDED
                                                                    -------------------------------
                                                                      6/30/06            6/30/05
                                                                    ------------       ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income                                                          $     12,658      $      9,156
Adjustments to reconcile net income to net cash
     Provided by operating activities --
        Depreciation and amortization                                      5,176              4,212
        Net change in current assets and liabilities, and other           (3,467)            (8,204)
        Tax benefits from exercise of stock options in 2005                   --              2,080

                                                                    ------------       ------------
     Net cash provided by operating activities                            14,367              7,244
                                                                    ------------       ------------


CASH PAID FOR ACQUIRED ASSETS                                                 --            (32,116)
PURCHASES OF PROPERTY AND EQUIPMENT                                       (9,413)            (2,449)
NET INCREASE (DECREASE) IN LIQUID INVESTMENTS                            (13,787)            24,300
EMPLOYEE EQUITY PLANS                                                      8,118              3,958
OTHER                                                                        653                323

NET INCREASE (DECREASE) IN CASH
                                                                    ------------       ------------
        AND CASH EQUIVALENTS                                        $        (62)      $      1,260
                                                                    ============       ============
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